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                                                                    EXHIBIT 23.1






            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in this Registration Statement of Civitas BankGroup, Inc. on Form S-8 of our reports dated March 14, 2006, with respect to the consolidated financial statements, management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting, included in the Annual Report on Form 10-K of Civitas BankGroup, Inc. for the year ended December 31, 2005.



                                     /s/ Crowe Chizek and Company LLC


Brentwood, Tennessee
May 2, 2006